Exhibit 99.1

Hancock Fabrics, Inc. Files Voluntary Chapter 11 to Reorganize its Capital Structure and Realign Store Operations to Meet Customer Demands

Restructuring will Focus on Reducing Costs, Optimizing Store Locations and Enhancing Customer Experience

Baldwyn, Mississippi – February 2, 2016 – Hancock Fabrics, Inc. (OTC symbol: HKFI) (the “Company”), a leading retailer in fabric, sewing and accessories, announced today that it and its wholly-owned subsidiaries have filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code. The Company filed the petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company believes that the restructuring will allow it to become more competitive in today’s retail market, both in stores and online. The Company intends to use the filing to reorganize its capital structure and gain access to liquidity, reduce costs and liabilities, optimize its store operations and locations to meet customer demands and create the most value for stakeholders. The Company is considering all possible options for maximizing stakeholder value, including the sale of the business as a going concern in either a single transaction or a series of transactions. It is also reviewing investment options with existing stakeholders and third parties.

The Company has taken this necessary step to reorganize its financial and operational structure to position itself for optimal growth. As part of the restructuring process, the Company intends to implement a comprehensive program to enhance its customer experience by increasing the availability of associates, in-store classes and training. The Company also intends to feature an enhanced e-commerce presence. The Company will continue to offer an interactive online community, a wide variety of unique merchandise and quality customer service.

“We believe the restructuring is a positive step for the future of the Company and we are committed to providing our customers quality fabrics and crafting essentials, both online and in stores. We value our relationships with our vendors and appreciate their support throughout this process. We will continue to offer the same unparalleled service for which the Company has been known since its founding in 1957,” said Steve Morgan, President and Chief Executive Officer.

During the restructuring process, the Company plans to continue to operate its business as usual and to fulfill customer orders and pay vendors. The Company has filed with the Bankruptcy Court, and anticipates receiving approval of, customary motions to allow the Company to make certain necessary payments to employees and vendors that will ensure continued operations through the restructuring and beyond.

The Company currently operates more than 250 retail stores in 37 states and an Internet store at the website www.hancockfabrics.com.

The Company has established a dedicated toll-free number, 866-967-0494, so that customers, employees, vendors and other interested parties who have questions regarding the restructuring may call for more information. Additionally, Bankruptcy Court filings and other documents related to the restructuring are available on a dedicated website: www.kccllc.net/hancockfabrics.

Forward-Looking Statements

This press release, and other statements that the Company may make in the future, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, expectations about the timing and execution of the Company's restructuring plan, the Company’s future operations, financial condition and future business plans and expectations, including statements related to the effect of, and the Company’s expectations with respect to, the operation of its business, adequacy of financial resources and commitments, the outcome of the chapter 11 cases, and the operating expectations during the pendency of the Company’s chapter 11 cases and impacts to its business related thereto. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the risk that the Company may not be able to consummate the restructuring or any related transactions, either anticipated or at all; the fact that the transactions contemplated by or in connection with the filing of the chapter 11 cases, the debtor-in-possession financing agreements and documents, and other agreements and commitments are subject to certain conditions, which conditions may not be satisfied for various reasons, including reasons outside of the Company’s control; risks and uncertainties relating to the chapter 11 cases, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases, (ii) the effects of the chapter 11 cases on the Company and on the interests of various constituents and stakeholders, (iii) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the chapter 11 cases in general, (iv) the length of time the Company will operate under the chapter 11 cases, (v) risks associated with third-party motions in the chapter 11 cases, which may impact the Company’s ability to consummate its restructuring, (vi) the potential adverse effects of the chapter 11 cases on the Company’s liquidity or results of operations; (vii) increased legal and other professional costs necessary to execute the Company’s restructuring; and (viii) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, as amended, for the year ended January 30, 2015 and Quarterly Report on Form 10-Q for the quarter ended October 31, 2015. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.